EXHIBIT 32

Certification Pursuant to Rule 13a-14(b) and Section 1350, Chapter 63 of Title 18, United States Code

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, the undersigned officers of PolarityTE, Inc. (the “Company”), do hereby certify, to such officers’ knowledge, that:

The Quarterly Report on Form 10-Q for the period ending June 30, 2019 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2019

/s/ Richard Hague
Richard Hague
Chief Operating Officer

/s/ David Seaburg
David Seaburg
President of Corporate Development

/s/ Paul Mann
Paul Mann
Chief Financial Officer